Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated June 13, 2012 with respect to the financial statement of the Sprott Physical Platinum and Palladium Trust (the “Trust”) as at March 31, 2012, included in this Amendment No.3 to the Registration Statement on Form F-1 (File No. 333-179017) and related Prospectus of the Trust dated June 13, 2012.

Toronto, Canada June 13, 2012